                                                                  Exhibit (n)
                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                           DISCOVER CARD MASTER TRUST I
                         Series 2000-A Monthly Statement

Distribution Date: May 17, 2004                Month Ending: April 30, 2004

Pursuant to the Series Supplement dated as of May 22, 2000, as amended, relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank
(formerly Greenwood Trust Company) and U.S. Bank National
Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust.
We have set forth below this information for the Distribution
Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1. Payments for the benefit of investors in Extended Certificates and Maturity
   Certificates in Series 2000-A on this Distribution Date (per $1000 of Subclass
   Initial Investor Interest)


                                  Extended     Maturity    Extended     Maturity
                                 Certificate  Certificate Certificate Certificate
Series 2000-A            Total     Interest    Interest    Principal   Principal
Subclass Investor
Interest                 $0.00      $0.00        $0.00       $0.00       $0.00

2. Principal Receivables at the end of April, 2004
   (a) Aggregate Investor Interest                            $28,602,094,000.00

     Seller Interest                                           $5,969,392,676.55

     Total Master Trust                                       $34,571,486,676.55

   (b) Group One Investor Interest                            $28,602,094,000.00

   (c) Series 2000-A Investor Interest                         $4,000,000,000.00

   (d) Series 2000-A Aggregate Discount Certificate Subclass
   Investor Interests                                          $4,000,000,000.00

   (e) Series 2000-A Aggregate Extended Certificate Subclass
   Investor Interests                                                      $0.00

   (f) Series 2000-A Aggregate Maturity Certificate Subclass
   Investor Interests                                                      $0.00

3. Allocation of Receivables Collected During April, 2004

                                                                       Yield
                                                                    Collections/
                                Finance Charge       Principal       Additional
                                  Collections       Collections        Funds
(a) Allocation of Collections between Investors and Seller

Aggregate Investor Allocation    $396,340,397.00  $5,085,446,151.09        $0.00

Seller Allocation                 $69,608,036.64    $893,141,158.13        $0.00

(b) Group One Allocation         $396,340,397.00  $5,085,446,151.09        $0.00

(c) Series 2000-A Allocation      $53,508,120.26    $686,563,030.82        $0.00

(d) Monthly Principal Payment Rate (Principal Collections as a
    monthly percentage of Master Trust Principal Receivables at
    the beginning of April, 2004)                                         17.16%

                                   1

(e) Principal Collections as a monthly percentage of Master
    Trust Receivables at the beginning of April, 2004                     16.95%

(f) Finance Charge Collections as a monthly percentage of Master
    Trust Receivables at the beginning of April, 2004                      1.32%

(g) Total Collections as a monthly percentage of Master
    Trust Receivables at the beginning of April, 2004                     18.27%

4. Information Concerning the Series Principal Funding Account ("SPFA")

                Deposits into the    Deficit Amount
                  SPFA on this           on this          SPFA       Investment
                Distribution Date  Distribution Date     Balance       Income
Series 2000-A         $0.00              $0.00            $0.00         $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

                           Amount Paid on   Deficit Amount on    Total Payments
                                this              this            through this
                         Distribution Date  Distribution Date   Distribution Date
Series 2000-A                  $0.00              $0.00              $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")

                               Deposits into the SIFA        SIFA Balance at the
                             on this Distribution Date       end of April, 2004
Series 2000-A                      $3,645,502.60               $113,216,283.51

7. Information Concerning the Proceeds Account

                               Deposits into the Proceeds
                            Account on this Distribution Date  Proceeds Account
                             (other than Issuance Proceeds)         Balance
   Series 2000-A                          $0.00                      $0.00

8. Investor Charged-Off Amount

                                                            Cumulative  Investor
                                               April, 2004  Charged-Off Amount

   (a) Group One                           $186,011,428.75                 $0.00

   (b) Series 2000-A                        $25,112,559.75                 $0.00

   (c) As an annualized percentage of
       Principal Receivables at the
       beginning of April, 2004                      7.53%                   N/A

                                   2

9. Investor Losses for April,  2004

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2000-A                            $0.00                      $0.00

10. Reimbursement of Investor Losses for April, 2004

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2000-A                            $0.00                      $0.00

11. Aggregate Amount of Unreimbursed Investor Losses as of the end of
    April, 2004
                                                         Per $1,000 of Initial
                                            Total       Series Investor Interest
   (a) Group One                               $0.00                       $0.00

   (b) Series 2000-A                           $0.00                       $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date

   (a) Group One                                                  $49,380,683.32

   (b) Series 2000-A                                               $6,666,666.67

13. Total Available Credit Enhancement Amounts

                                                                  Class A Amount
  (a) Maximum Amount on this Distribution Date                   $320,000,000.00

  (b) Available Amount on this Distribution Date                 $320,000,000.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date                                $0.00

  (d) Credit Enhancement Fee on this Distribution Date               $274,971.04

14. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   April, 2004                                                $35,019,449,966.72

                                  Delinquent Amount        Percentage of Ending
   Payment Status                  Ending Balance        Receivables Outstanding

   	30-59 Days                      $553,891,253.44               1.58%

   	60-179 Days                   $1,362,472,156.54               3.89%

                                   3

                                                       (1)
15. Excess Spread Percentages on this Distribution Date

   (a) Group One  (2)                                                      4.36%

   (b) Series 2000-A (3)                                                   5.29%

16. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of April, 2004                   6.60%

17. Information concerning the MC Purchase Agreement

(a) Total purchases made pursuant to the MC Purchase
    Agreement during April, 2004                                           $0.00

(b) Total Available Commitments at the end of April, 2004      $1,320,000,000.00

(c) Aggregate amount on deposit in any MC Purchase Account
    at the end of April, 2004                                              $0.00

                              U.S. Bank National Association
                              as Trustee

                           BY:____________________________
                              Vice President


________________________________________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess
Spread remaining after all Trust expenses for all series, including each subseries, have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess
Spread Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor
Charged-Off Amount (see Item 8(b)), (iv) the Credit
Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and
(vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series
Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4)The Charged-Off Amount and associated percentage (see
Item 8) exclude finance charge and fee write-offs.  Net
principal charge-offs, expressed as a percentage in Item
16, is equal to the Charged-Off Amount minus principal
recoveries (which exclude recoveries of finance charge
and fee write-offs). For purposes of allocations to
investors, all recoveries are treated as Finance Charge
Collections and are included as such in Item 3.
                                   4

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

   The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000, as amended (the 'Series Supplement') by and between Discover Bank and U.S.
Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on May 17, 2004:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   April, 2004 is equal to                                      $6,444,535,742.86

4. The aggregate amount of Class A Principal Collections
   processed during April, 2004 is equal to                      $686,563,030.82

5. The aggregate amount of Class A Finance Charge Collections
   processed during April, 2004 is equal to                       $53,508,120.26

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       April, 2004 is equal to                                             $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                  $0.00

7. The sum of all amounts payable to the Class A
   Certificateholders on the current Distribution Date
   is equal to                                                     $3,645,502.60

8. The sum of all amounts payable for benefit of the Class A
   Discount Certificateholders on the current Distribution
   Date is equal to                                                $3,645,502.60

9. The sum of all amounts payable to the Class A Extended
   Certificateholders on the current Distribution Date is
   equal to                                                                $0.00

10.The sum of all amounts payable to the Class A Maturity
   Certificateholders on the current Distribution Date is
   equal to                                                                $0.00

                                   1

11.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class A Investor Interest                       $0.00
       is equal to

12.Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of May, 2004.


Series 2000-A                       DISCOVER BANK
                                    as Master Servicer


                                    By: /S/ Michael F. Rickert
                                    ___________________________________
                                    Vice President, Chief Accounting
                                    Officer and Treasurer

                                   2